SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 24, 2012

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2012, the Board of Directors (the “Board”) of Newmont Mining Corporation (the “Company”) appointed J. Kofi Bucknor to serve on the Board as an independent director. In addition, Mr. Bucknor was appointed to serve on the Audit Committee.

There is no arrangement or understanding between Mr. Bucknor and any other persons pursuant to which he was selected as a director. There have been no transactions with the Company that exceed $120,000 in which Mr. Bucknor had a direct or indirect interest, per Item 404(a) of Regulation S-K.

In connection with Mr. Bucknor’s election to the Board, he will be granted a director stock award having a fair market value of $130,000. Mr. Bucknor will also receive compensation as a non-employee director in accordance with the Company’s director compensation policies as described in its 2012 Proxy Statement, dated March 7, 2012.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	News Release dated July 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Senior Vice President, General Counsel and Secretary

Dated: July 25, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release dated July 25, 2012

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